                                                                   EXHIBIT 10.SS

                               LICENSE AGREEMENT
                               -----------------

        License Agreement (the "Agreement"), between SCT Development Venture, a joint venture (the "Venture") of LoJack Venture Corporation and Micrologic, Inc. ("Micrologic"), and LoJack Corporation, a Massachusetts corporation having its principal place of business at Norfolk Place, 333 Elm Street, Dedham, Massachusetts (hereinafter "LoJack"), with respect to certain proprietary rights and certain patents that have been registered or are being registered with the Patent and Trademark Office of the United States of America. The parties agree as follows:

I.      DEFINITIONS:
        -----------

        Field means all aspects of stolen Vehicle recovery systems and Vehicle
        -----
security systems, and any product or system in any way utilizing or operating on LoJack's Sector Activation System as it now or hereafter may be operated.

        Licensed Rights mean the LJU-III Patents and the LJU-III Proprietary
        ---------------
Information.

        LJU-III Patents.  All patents now or hereafter during the term of this
        ---------------
Agreement held by the Venture relating to LJU-III.

        LJU-III Products include all products manufactured or distributed in any
        ----------------
way utilizing or operating on LoJack's Sector Activation System as it is now or hereafter may be operated by LoJack, including third-generation LoJack Units for installation in consumer vehicles.

        LJU-III Proprietary Information means all unpatented proprietary
        -------------------------------
information of the Venture, including design details and operating characteristics, information relating to installation, and all other things treated as confidential by the Venture or not generally known, including all related software, file structures, documentation, algorithms and related software concepts, and all aspects of the Registration System, except as otherwise provided
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herein.

        LoJack System means the system for locating and recovering stolen motor
        -------------
vehicles utilizing a computerized transceiver located in the vehicle (the "LoJack Unit"), a terrestrial radio system for activating the LoJack Unit after report of the theft (the "Sector Activation System"), and method of assigning code numbers (the "Registration System") and a directional tracking unit designed for installation in police vehicles (the "LoJack Tracking Computer").

        Territory means, subject to Article VII, Section 4, anywhere in the
        ---------
world.

        Vehicle means passenger motor vehicles, trucks, vans, motorcycles,
        -------
tractors, trailers, buses, motorized construction equipment, aircraft and water craft.

II.     LICENSE GRANTS:
        --------------

        1.      PATENT AND PROPRIETARY INFORMATION LICENSE
                ------------------------------------------

                1. For the term of this Agreement and within the Territory, the Venture grants to LoJack and its distributors and licensees, subject to all terms and conditions set forth in this Agreement, the exclusive right, with the right to sublicense, within the Field to make, use and sell LJU-III Products within the scope of the LJU-III Patents and the LJU-III Proprietary Information, provided, however, that LoJack's right to sublicense manufacture shall be limited to subcontractors manufacturing for LoJack, and shall not authorize distributors or licensees to manufacture. Initially, the Venture shall be responsible to manufacture, or select the manufacturer of, the LJU-III. LoJack shall have the right to approve the manufacturer, the specifications, and the terms of the contract, which approval shall not unreasonably be withheld or delayed. The Venture shall sell LJU-III units it

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manufactures or has manufactured to LoJack at its direct cost. The Venturers responsibility for and right to manufacture or contract for manufacturing LJU-III units shall be limited to the first 100,000 units. If earlier, such responsibility and right shall terminate one year after manufacturing commences, in the event of the termination of the Venture, or upon failure of the Venture to commence manufacturing.

        2. For the term of this Agreement and within the Territory, the Venture grants to LoJack and its distributors and licensees, subject to all terms and conditions set forth in this Agreement, the right, co-terminous and coextensive with the rights granted to LoJack herein, to sublicense the LJU-III Patents and the LJU-III Proprietary Information, provided, however, that LoJack may sublicense manufacturing only for the use of and sale by LoJack and not for sale to third parties.

        3. To the extent that any intellectual property developed by the Venture constitutes an improvement to inventions encompassed by patents owned by LoJack Corporation, such property hereby is assigned to LoJack, and LoJack shall have the right to file patents on and to own such improvements. The filing or granting of such patents shall not affect royalty or other obligations of LoJack pursuant to this Agreement.

III.    LIMITATIONS AND USE:
        -------------------

        1.      USE OF LJU-III PROPRIETARY INFORMATION. The LJU-III Proprietary
                 --------------------------------------
Information shall continue to be treated as Confidential by LoJack, and may be used by LoJack only in connection with the rights granted hereunder, and with reasonable care to assure its continued confidentiality.

        2. EXTENT OF LICENSES. Subject to the limitations set forth in paragraph II,

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2, above, the licenses granted herein shall be transferable within the Territory for use within the Field.

IV.     ROYALTIES.
        ---------

        1. In each year, LoJack shall pay to the Venture royalties based on the sale of third-generation LoJack Units according to the following formula:

                UNIT VOLUME                       PERCENTAGE OF
                                                    WHOLESALE
                                                 PRODUCT REVENUE
                                                    RECEIVED
                First 99,999 Units                     5%
                Next 50,000 Units                      4.5%
                Next 50,000 Units                      4%
                All Additional Units                   3%


Such Royalties shall be payable thirty (30) days after the end of each calendar quarter.

        2. LoJack will pay to the Venture a minimum royalty of $8,333.33 per month, commencing twelve (12) months after initial production of third-generation LoJack Units commences. The minimum royalty shall be applicable to the second, third, fourth and fifth years of production only, and shall terminate after the fifth year.

        3. As soon as practicable after the end of each fiscal year, LoJack shall provide to the Venture accounting information sufficient to determine wholesale product revenue received for the sale of LJU-III Products and royalties due. The Venture shall have, at its own expense, the right to audit such information, on reasonable advance notice. All accounting and financial information provided by LoJack to the Venture shall be deemed confidential and proprietary information of LoJack Corporation.

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V.      OWNERSHIP OF RIGHTS.  LoJack acknowledges the Venture's exclusive right,
        -------------------
title and interest in and to the LJU-III Patents and the LJU-III Proprietary Information, and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. The Venture acknowledges the LoJack's exclusive right, title and interest in and to the intellectual property within the scope of Section II, 3, above, and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest.

        Each party agrees that for the term of this Agreement it shall promptly notify the other in writing of any infringement or potential infringement of patents owned by such other party of which it becomes aware.

VI.     EXCLUSIVITY.   The rights granted herein are exclusive in the Field.
        -----------

VII.    TERMINATION.
        -----------

        1. Except as specifically set forth below, the Venture shall not have the right to terminate this Agreement at any time, for any reason, with or without cause. In the event of a dispute between the parties, it shall be submitted to binding arbitration under the commercial rules of the American Arbitration Association, in Boston, Massachusetts. Both parties shall continue to perform this Agreement pending resolution of the dispute.

        2. If LoJack fails, for a continuous period of sixty days or more, to pay royalties due pursuant to this Agreement, the Venture shall have the right, on thirty (30) days advance written notice, to terminate this Agreement in its entirety.

        3. If LoJack ceases, for a continuous period of 12 months or more, to

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manufacture any LJU-III Products, the Venture shall have the right, on thirty
(30) days advance written notice, to terminate this Agreement in its entirety.

        4. The Venture shall have the right to limit the territories so as to exclude any designated country on six (6) months written notice to LoJack given not earlier than three (3) years from the commencement of manufacturing of the third-generation LoJack Unit, provided that LoJack shall not, directly or through a licensee or distributor, have sold the lesser of 25,000 LJU-III units, or units representing 2% of annual new vehicle sales, in such countries as operate a stolen vehicle recovery system compatible with such units. The Venture's right so to limit the Territory shall expire, and the Territory shall be restored to include such country, if, within six (6) months of the expiration of such notice period, the Venture a stolen vehicle recovery system operating in such country utilizing, at least in part, the LJU-III Patents or the LJU-III Proprietary Information. With respect to jurisdictions which operate incompatible systems, the Venture shall not supply units adapted for use with such system or contract for their supply unless the opportunity shall have been offered to and declined by LoJack.

        5. Upon any termination of the Venture, LoJack's rights to use the Licensed Rights within the Field and within the Territory shall continue, however, royalties will not be payable to the Venture. Upon any termination of the Venture, LoJack shall pay royalties to Micrologic, Inc. in an amount equal to that percentage of the royalties which would have been due to the Venture pursuant to this Agreement had the Venture continued in existence which equals Micrologic.'s proportionate share in the Venture immediately prior to its termination.

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        In witness whereof the parties have signed this agreement this 1st day of December, 1995.




                                            SCT DEVELOPMENT VENTURE
                                            By:
                                            MICROLOGIC, INC.



                                            By:  /s/ Sheldon Apsell
                                                 --------------------
                                                 duly authorized



                                            LOJACK VENTURE CORPORATION



                                            By:  /s/ Joseph F. Abely
                                                 --------------------
                                                 duly authorized



                                            LOJACK CORPORATION



                                            By:  /s/ Joseph F. Abely
                                                 --------------------
                                                 duly authorized

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